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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in this Registration Statement of Wendy's International, Inc. on Form S-8 of our report dated February 4, 1998 on our audits of the consolidated financial statements and financial statement schedule of Wendy's International, Inc. as of December 28, 1997 and December 29, 1996 and for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, which report is included in Wendy's International, Inc.'s Annual Report on Form 10-K for the year ended December 28, 1997.


                                              /s/ PricewaterhouseCoopers LLP

                                              PricewaterhouseCoopers LLP


Columbus, Ohio
July 28, 1998

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